Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IntelGenx Technologies Corp. of our report dated March 15, 2013 relating to our audits of the financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2012 and 2011 appearing in this Annual Report on Form 10-K of IntelGenx Technologies Corp. for the year ended December 31, 2012.

Montreal, Canada
March 15, 2013

1CPA auditor, CA, public accountancy permit No. A110982